Exhibit 99.2

 Acquisition of FNB Financial Corp. (Scottsville, Kentucky)  September 17, 2019

  IMPORTANT INFORMATION FOR SHAREHOLDERS AND INVESTORSThis communication shall not constitute an offer to sell, the solicitation of an offer to sell, or the solicitation of an offer to buy any securities or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction, FB Financial Corporation (“FB Financial”) will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which will contain the proxy statement of FNB Financial Corp. (“FNB”) and a prospectus of FB Financial. Investors and shareholders are encouraged to read the registration statement, including the proxy statement/prospectus that will be part of the registration statement, because it will contain important information about the proposed transaction, FNB, and FB Financial. After the registration statement is filed with the SEC, the proxy statement/prospectus and other relevant documents will be mailed to FNB shareholders and will be available for free on the SEC’s website (www.sec.gov). The proxy statement/prospectus will also be made available for free by contacting FB Financial Corporation Investor Relations at (615) 564-1212 or investors@firstbankonline.com. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.PARTICIPANTS IN THE SOLICITATIONFB Financial, FNB, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from FNB shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of FB Financial may be found in the definitive proxy statement for FB Financial’s 2019 annual meeting of shareholders, filed with the SEC by FB Financial on April 16, 2019, and other documents subsequently filed by FB Financial with the SEC. Information about the directors and executive officers of FNB, including additional information regarding the interests of such participants, will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of these documents may be obtained as described in the paragraph above.

 Certain statements contained in this presentation may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the proposed merger with FNB (which we refer to as the “FNB merger”), and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond FB Financial’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the FB Financial or any other person that such expectations, estimates, and projections will be achieved. Accordingly, FB Financial cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and that are beyond FB Financial’s control. Although FB Financial believes that the expectations reflected in these forward-looking statements are reasonable as of the date of this presentation, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) the risk that the cost savings and any revenue synergies from the proposed FNB merger or another acquisition may not be realized or take longer than anticipated to be realized, (2) disruption from the proposed FNB merger with customer, supplier, or employee relationships, (3) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement with FNB, (4) the failure to obtain necessary regulatory approvals for the FNB merger, (5) the failure to obtain the approval of FNB’s shareholders for the merger, (6) the possibility that the costs, fees, expenses, and charges related to the FNB merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (7) the failure of the conditions to the FNB merger to be satisfied, (8) the risks related to the integration of acquired businesses (including the proposed FNB merger, FB Financial’s recent acquisition of branches from Atlantic Capital Bank, and any future acquisitions), including the risk that the integration of the acquired operations with those of FB Financial will be materially delayed or will be more costly or difficult than expected, (9) the risks associated with FB Financial’s pursuit of future acquisitions, (10) the risk of expansion into new geographic or product markets, (11) reputational risk and the reaction of the parties’ customers to the FNB merger, (12) FB Financial’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, (13) the risk of potential litigation or regulatory action related to the FNB merger, and (14) general competitive, economic, political, and market conditions.Many of these factors are beyond FB Financial’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if FB Financial’s underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this presentation, and FB Financial does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for FB Financial to predict their occurrence or how they will affect FB Financial.FB Financial qualifies all of its forward-looking statements by these cautionary statements.  Forward - Looking Statements

FNB Financial Corp.

Pro Forma Footprint



FBK
FNB
Nashville MSA
Bowling Green MSA
Bowling Green
Hopkinsville
Clarksville
Gallatin
Lebanon
Nashville
TENNESSEE
Murfreesboro
Columbia

FNB Highlights

- Parent company of Farmers National Bank of Scottsville, which was founded in 1923
- All 5 branches in the Bowling Green MSA, with 3 branches in Bowling Green and 2 branches in Scottsville
- The Bowling Green MSA is the fastest growing MSA in Kentucky, is contiguous to the Nashville MSA, and provides a natural expansion opportunity
- Quality deposit base with 28% noninterest bearing deposits & granular loan portfolio

Farmers National Bank of Scottsville Selected Financials(1)

6/30/19 Total Assets	$	252,538
6/30/19 Loans HFI		178,393
6/30/19 ALLL		1,895
6/30/19 Deposits		203,943
6/30/19 Consolidated Equity(2)		40,325
1H19 ROAA		1.18%
1H19 Efficiency Ratio (FTE)		66.9%
2Q 2019 Net Interest Margin		4.02%
2Q 2019 Yield on Loans		5.71%
2Q 2019 Cost of Deposits		0.90%
6/30/19 NPAs / Assets		0.33%
6/30/19 Reserves / NPLs		226.1%
6/30/19 Reserves / Loans		1.06%
6/30/19 TCE / TA		15.9%
6/30/19 Total RBC Ratio		21.1%

Source: S&P Global Market Intelligence
(1) Financials are bank-level
(2) Consolidated FNB Financial Corp. equity.

FB FirstBank

3

 Strong Presence in Bowling Green MSA    Source: S&P Global Market IntelligenceDeposit data as of June 30, 2019; pro forma for announced transactions  Bowling Green, KY MSA  Allen County, KY (Scottsville, KY)  Warren County, KY (Bowling Green, KY)

Transaction Summary

Strategic Rationale	■ Expand into attractive Bowling Green MSA ranked 7th in deposit market share ■ Dominant market share in Scottsville, KY with 54.5% of deposits ■ Strong financial performer with net interest margin > 4.00% and ROAA > 1.15% ■ Longstanding deposit relationships of a community bank founded in the 1920's with a footprint in a high growth MSA ■ Retain key management and local advisory board; similar culture ■ Low execution risk; operate on same core processing system (Jack Henry)
Transaction Summary	■ Transaction consideration of 954,827 shares of FBK common stock and $15.0 million of cash, or $51.9 million based on FBK closing price of $38.67 on September 16, 2019 ■ Price / Tangible Book Value: 1.29x ■ Price / LTM Net Income: 16.4x ■ Core Deposit Premium: 6.9% ■ Transaction is subject to customary regulatory approvals and FNB shareholder approval; closing is expected Q1 '20
Financial Impact	■ Immediate marginal EPS accretion (excluding one time charges and CECL related provision) ■ Neutral to TBVPS at close of the transaction (including CECL impact and one time charges) ■ ~20% IRR ■ Estimated neutral to regulatory capital ratios

Source: S&P Global Market Intelligence

FB FirstBank

5

Assumptions and Estimated Pro Forma Financial Metrics

Preliminary Loan Mark (Accretable)	Credit Non-PCD: ~$1.3 million (0.75%)(1) Rate Non-PCD: ~$1.0 million (0.57%)(2) Total Accretable Mark: ~$2.3 million (1.3%)(3)
Preliminary CECL Impact (Allowance)	ALLL on PCD: ~$0.6 million (0.35%)(4) ALLL on Non-PCD: ~$1.3 million (0.75%)(5)
Estimated Core Deposit Intangible	2.25% of regulatory core deposits ~$4.3 million Amortized 10 Years SLN
Noninterest Expense	Cost savings of ~20.0% 65% expected to be achieved in 2020; 100% achieved thereafter 1H '19 Ann. Nonint. Exp.: $7.7 million
Deal Charges	$4.5 million of pre-tax deal charges (excludes CECL related provision expense)
Other Terms	No material additional marks assumed; Minimum TCE + ALLL of $42.0 million

Expected Closing	Q1 '20
2020E / 2021E EPS Accretion	Immediate marginal accretion, excluding deal charges and CECL related provision expense
IRR	~20%
TBVPS Impact and Earnback	Estimated neutral at close; 0 year earnback
TCE / TA	Estimated neutral at close
Total RBC Ratio	Estimated neutral at close

(1) Credit mark on non-purchase credit deteriorated loans; accretable over the life of the loans.
(2) Interest rate mark on non-purchase credit deteriorated loans; accretable over the life of the loans.
(3) Sum of credit mark on non-PCD loans and rate mark on non-PCD loans.
(4) Effective credit mark on purchase credit deteriorated loans; recorded as allowance, not accretable.
(5) Allowance established through provision expense at close; not accretable.

FB FirstBank

6

Loan & Deposit Composition  Loan Composition  Deposit Composition  Source: S&P Global Market Intelligence. Data as of and for the 3 months ending June 30, 2019.(1) Excludes owner-occupied CRE.(2) Includes owner-occupied CRE.

 Farmers National Bank of Scottsville Financial Highlights  Source: S&P Global Market Intelligence